EXHIBIT 10.2


                                  REVISED NOTE


$795,252.00

Lake Mary, Florida                                        November 24, 2006

PROMISE TO PAY

     For Value Received, on demand, WGL Entertainment Holdings, Inc. (the "Issuer" or the "Maker", as the text may require) promises to pay to the order of DLC Capital Group, LLC, or any successor thereto ("DLC Capital" or the "Holder") at the offices of the Holder, the principal sum of $795,252.00 together with interest at the rate of 6% per annum on the then outstanding unpaid principal balance.

     In the event of any default under this Revised Note, the unpaid principal balance and all accrued and unpaid interest thereon shall become immediately due and payable without notice or presentment, and the unpaid principal balance shall bear interest thereafter the rate of 10 % per annum on the then outstanding unpaid principal balance.

PREPAYMENT - IN CASH ONLY

     Prepayment may be made at anytime in whole or in part without penalty only in lawful currency of the United States of America. Each such payment shall be credited first to accrued and unpaid interest, and the remainder to the principal amount then outstanding.

REVISED NOTE IS SUBJECT TO ANOTHER AGREEMENT

     Unless expressly stated otherwise, this Revised Note is subject to that certain Plan for
Exchange of Claims and Re-Organization dated November 24, 2006, by and between WGL Entertainment Holdings, Inc. and DLC Capital Group, LLC. (the "Plan of Exchange").

HOLDER'S EXCHANGE RIGHTS

     At the option of the Holder, the Holder shall have the right (the "Exchange Right"), but not the obligation, to exchange the debt evidenced by this Revised Note, either in whole or in part ("Exchanges"), up to the full principal amount of this Revised Note, together with any accrued and unpaid interest with respect to any such principal balance, into shares of Common Stock of the Issuer (the "Exchange Shares").

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     Exchanges pursuant to this Revised Note may be exercised on any Business
Day by the Holder by telecopying an executed completed Notice of Exchange (a "Notice"), in the form as set forth in EXHIBIT A - 1 hereto, to the Issuer and
                                       ------- - - -
to the Issuer's Transfer Agent.

Such Notice shall be deemed dated and effective as at the date set forth on the Notice (the "Exchange Date").

     Such Notice of Exchange shall be given to the Issuer and to the Issuer's Transfer Agent in the manner set forth in the Plan of Exchange.

     The number of Exchange Shares into which the debt evidenced by this Revised Note may be exchanged shall be equal to (w) the dollar amount of the principal portion of the debt evidenced by this Revised Note being exchanged (together with any accrued and unpaid interest with respect to any such principal balance)
(x) divided by the "Exchange Price"; provided, however, that the Holder shall have the option to collect said dollar amount of interest (y) in cash, or (z) into a number of Exchange Shares, by dividing said dollar amount of interest by the Exchange Price.

     The "Exchange Price" shall be a number equal to 70 % of the highest closing bid price of the Common Stock of the Issuer as reported on the OTC Electronic Bulletin Board (the "OTC-BB"), or any exchange on which shares of the Issuer's Common Stock are traded, for any trading day on which the given Notice is received by the Issuer.

FORM OF EXAMPLE TO AVOID FUTURE MISUNDERSTANDINGS

     Assume that the Maker is indebted to the Holder in the principal amount of $795,252.00.

     If the Holder wished to exchange principal (but no interest) in the amount of $10,000.00 for equity of the Maker on a day in which the highest closing bid price of the Common Stock of the Maker as reported on the OTC Electronic Bulletin Board was $0.02, the Holder would be entitled to receive 714,286 shares of WGL Entertainment Common Stock (i. e., Exchange Shares), as follows:

          1. The highest closing bid price of the Common Stock of WGL Entertainment as reported on the OTC Electronic Bulletin Board on that day was $0.02.

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          2.          The Exchange Price is equal to 70 % of $0.02, or $0.014.
          3.          $10,000 divided by $0.014 is 714,286 Exchange Shares.
          4. Upon receipt of the 714,286 Exchange Shares, the principal balance would be reduced by $10,000.00, and the unpaid principal balance of the Revised Note would now be $785,252.00.

     If a later time the Holder wished to exchange principal (but no interest) in the amount of $30,000.00 for equity of WGL Entertainment on a day in which the highest closing bid price of the Common Stock of WGL Entertainment as reported on the OTC Electronic Bulletin Board was $0.04, the Holder would be entitled to receive 1,071,429 Exchange Shares, as follows:

          1. The highest closing bid price of the Common Stock of WGL Entertainment as reported on the OTC Electronic Bulletin Board on that day was $0.04.
          2.   The Exchange  Price  is  equal  to  70  %  of  $0.04,  or $0.028.
          3.   $30,000  divided  by  $0.028  is  1,071,429  Exchange  Shares.
          4. Upon receipt of the 1,071,429 Exchange Shares, the principal balance would be reduced by $30,000.00, and the unpaid principal balance of the Revised Note would now be $755,252.00 (A principal reduction of $10,000.00 per the First Example, followed by a principal reduction of $ 30,000.00 per the Second Example.)

     If a later time the Holder wished to exchange principal in the amount of $15,000.00 plus accrued interest in the amount of $3,724.53 (30 days of interest on previous principal balance of $755,252.00, for a total of $18,724.53) for equity of WGL Entertainment on a day in which the highest closing bid price of the Common Stock of WGL Entertainment as reported on the OTC Electronic Bulletin Board was $0.05, the Holder would be entitled to receive 534,987 Exchange Shares, as follows:

          1. The highest closing bid price of the Common Stock of WGL Entertainment as reported on the OTC Electronic Bulletin Board on that day was $0.05.
          2.   The Exchange  Price  is  equal  to  70  %  of  $0.05,  or $0.035.
          3. $18,724.53 divided by $0.035 is 534,987 Exchange Shares. (If accrued interest is paid in cash, $15,000 divided by $.035 is 428,571 Exchange Shares.)

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          4.   Upon receipt  of  the  534,987  Exchange  Shares  including accrued interest (or 428,571 Exchange Shares excluding interest), the principal balance would be reduced by $15,000.00, and the unpaid principal balance of the Revised Note would now be $740,252.00 (A principal reduction of $10,000.00 per the First Example, followed by a principal reduction of $ 30,000.00 per the Second Example, followed by a principal reduction of $15,000.00.)

     MECHANICS OF EXCHANGES, RIGHTS AND DUTIES

As promptly as practicable after the receipt of a Notice as aforesaid, but in any event not more than one (1) Business Day after the Transfer Agent's receipt of such Exchange Notice,

          (a) at the Holder's request, the Issuer shall cause its Transfer Agent to immediately transfer electronically the Exchange Shares as indicated in the Notice via The Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program through its Deposit Withdrawal At Custodian ("DWAC") system; or

          (b) at the Holder's request, the Issuer shall cause its Transfer Agent to issue and deliver via a common carrier for overnight delivery to the address as specified in the Exchange Notice, a certificate(s), registered in the name(s) of the Holder(s) or its designee(s) for the number of shares of Exchange Shares to which the Holder shall be entitled as set forth in the Notice.

     The Issuer shall, as indicated in the Notice,

     (a) pay cash to the Holder

          (i) in respect of any fraction of an Exchanged Share deliverable upon such Exchange; and

          (ii) as requested by and to the Holder for the amount of accrued and unpaid interest on this Revised Note as of the Exchange Date.

     The Notice shall state the name or names (with addresses) of the persons who are to become the holders of the Exchange Shares in connection with such Exchange. Such Exchange shall be deemed to have been effected as at the Exchange Date, and as at that date, the Person(s) designated in the Notice shall be deemed to have become the holder or holders of record of the shares of the Common Stock of the Issuer represented thereby, and all voting and other rights associated with the beneficial ownership of such shares of Common Stock of the Issuer shall at such time vest with such Person(s).

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     No cash payment aggregating less than $1.00 shall be required to be given unless specifically requested by the Holder.

If, at any time after the date of this Revised Note,

     (a) the Issuer challenges, disputes or denies the right of the Holder hereof to effect the exchange of this Revised Note into Exchange Shares or otherwise dishonors or rejects any Notice; or

     (b) any third party who is not and has never been an Affiliate of the Holder commences any lawsuit or legal proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the Holder hereof to effect the exchange of this Revised Note into Exchange Shares, then the Holder shall have the right, but not the obligation, by written notice to the Issuer, to require the Issuer to promptly redeem this Revised Note for cash at one hundred and fifty (150%) of the then outstanding Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of redemption.

     Under any of the circumstances set forth above, the Issuer shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in defending itself in any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

     The Holder shall be entitled to exercise its Exchange privilege notwithstanding the commencement of any case under the Bankruptcy Code. In the event the Issuer is a debtor under the Bankruptcy Code, the Issuer hereby waives to the fullest extent permitted any rights to relief it may have under the Bankruptcy Code in respect of the Holder's Exchange Privilege and this Revised Note. The Issuer agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under the Bankruptcy Code.

     No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be delivered upon Exchange of this Revised Note. Instead of any fractional Common Shares which otherwise would be delivered upon exchange of this Revised Note, the Issuer shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction multiplied by the Current Market Price on the Exchange Date. No cash payment of less than $1.00 shall be required to be given unless specifically requested by the Holder.

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     The Issuer shall act as Registrar with respect to Exchange Rights and shall maintain an appropriate ledger containing the necessary information with respect to the exercise of Exchange Rights, including the number of shares of Common Stock issued pursuant to each Lender's Notice.

     EXCHANGE SHARES TO BE FREELY TRANSFERABLE

     The Exchange Shares, whether issued in certificated form (or transferred electronically through the DWAC system) shall, and need not, bear a Restrictive Legend. The Exchange Shares, whether issued in certificated form (or transferred electronically through the DWAC system) shall, and need not, bear a Restrictive Legend.

To that end, the Issuer has, this day, delivered its Transfer Agent the opinion of Guy K. Stewart, Jr., Esq., Special Counsel to the Issuer, which states:

     (a) that the certificates (and/or shares transferred through the DWAC system) representing the Exchange Shares, shall, and need not, bear any legend restricting transfer the transfer thereof, shall not be subject to any stop-transfer restrictions, may be offered for sale, transfer or assignment immediately upon receipt thereof by the holder (or its designees), and otherwise shall be freely transferable on the books and records of the Issuer; and

     (b) that it shall not be necessary for a separate opinion of counsel to be prepared and deliver to the Transfer Agent each time Notice of Exchange is delivered to the Issuer.

     Furthermore, once this opinion of counsel has been issued, the Issuer will not repudiate it, and if the Transfer Agent requests that a separate opinion be submitted with successive Notices of Exchanges, the Issuer will retain Guy K. Stewart, Jr., Esq. to do so.

     ADJUSTMENTS

     The Exchange Price and the number of Exchange Shares deliverable upon Exchange of this Revised Note are subject to adjustment from time to time as follows:

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RECLASSIFICATION, ETC.

     In case the Issuer shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Issuer is not the survivor or where there is a change in or distribution with respect to the Common Stock of the Issuer), sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, spin-off or otherwise change the Capital Structure of a subsidiary, or effectuate a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Issuer is disposed of (each, a "Fundamental Corporate Change") and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock of the Issuer, then the Holder of this Revised Note shall have the right thereafter, at its sole option, to (x) require the Issuer to prepay this Revised Note for cash at one hundred and fifty percent (150%) of the then outstanding Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of prepayment, (y) receive the number of shares of common stock of the successor or acquiring corporation or of the Issuer, if it is the surviving corporation, or of the subsidiary, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock into which the outstanding portion of this Revised Note may be exchange ed at the Exchange Price applicable immediately prior to such Fundamental Corporate Change or (z) require the Issuer, or such successor, resulting or purchasing corporation, as the case may be, to, without benefit of any additional consideration therefor, execute and deliver to the Holder a Revised Note with substantial identical rights, privileges, powers, restrictions and other terms as this Revised Note in an amount equal to the amount outstanding under this Revised Note immediately prior to such Fundamental Corporate Change. For purposes hereof, "common stock of the successor, subsidiary or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to prepayment and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions shall similarly apply to successive Fundamental Corporate Changes.

     ANTI-DILUTION ADJUSTMENT

     If and whenever after the date hereof, the Issuer shall issue or sell any shares of its Common Stock for a consideration per share less than the Exchange Price in effect immediately prior to the time of issue or sale, then forthwith the Exchange Price shall be reduced to the prices (calculated to the nearest tenth of a cent) determined by dividing (1) an amount equal to the sum of (aa) the number of shares of the Issuer's Common Stock outstanding immediately prior to such issue or sale (assuming the exchange of all securities convertible into shares of the Issuer's Common Stock) multiplied by the Exchange Price in effect immediately prior to such issue or sale, and (bb) the consideration, if any, received and deemed received by the Issuer upon such issue or sale, by (2) the total number of shares of the Issuer's Common Stock outstanding and
deemed   outstanding immediately  after such issue or sale.

     CERTAIN EXCHANGE LIMITS

     If, and to the extent that, on any date, the holding by the Holder of this Revised Note would result in the Holder's being deemed the beneficial owner of more than 4.99% of the then Issued and Outstanding number of shares of Common Stock of the Issuer, then the Holder shall not have the right, and the Issuer shall not have the obligation, to Exchange any portion of this Revised Note as shall cause such Holder to be deemed the beneficial owner of more than 4.99% of the then Issued and Outstanding number of shares of Common Stock of the Issuer.

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     If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 4.99% of the then Issued and Outstanding number of shares of Common Stock of the Issuer, then the Issuer shall prepay in cash such portion of this Revised Note as shall cause such Holder not to be deemed the beneficial owner of more than 4.99% of the then Issued and Outstanding number of shares of Common Stock of the Issuer. Upon such determination by a court of competent jurisdiction, the Holder shall have no interest in or rights under such portion of the Revised Note. Any and all interest paid on or prior to the date of such determination shall be deemed interest paid on the remaining portion of this Revised Note held by the Holder. Such prepayment shall be for cash at a prepayment price of one hundred and fifty percent (150%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of prepayment.

TIME OF ESSENCE

     Time is of the essence for the performance of all obligations set forth in this Revised Note.

MISCELLANEOUS

     In case any provision of this Revised Note is held by a tribunal of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Revised Note will not in any way be affected or impaired thereby.

     Should the Holder of this Revised Note employ an attorney for the purpose of enforcing or construing this Revised Note, or any judgment based on this Revised Note, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the Holder shall be entitled to receive from the Maker reimbursement for all of the Holder's reasonable attorneys' fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.

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     The Maker waives presentment, protest and notice of dishonor.  No failure or delay by the Holder in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. The Holder may extend the time of payment of this Revised Note, postpone the enforcement hereof, grant any other indulgences without affecting or diminishing the Holder's right of recourse against the Maker, which right is hereby expressly reserved.

                         THE MAKER:

                         WGL ENTERTAINMENT HOLDINGS, INC.


                         By:/s/ Michael S. Pagnano
                            ------------------------------------------------
                             Michael S. Pagnano, as Chief Executive Officer, and not personally.

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